SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 2, 2005

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Equinix, Inc. (“Equinix”) previously reported that on January 10, 2005, in accordance with the Securities Purchase Agreement dated October 2, 2002 between Equinix and i-STT Investments Pte Ltd (“i-STT”), Equinix converted an aggregate of $38,035,206.53 of the outstanding A-1 Notes held by i-STT into shares of the Company’s Series A-1 Preferred Stock. The converted amount represented 95% of the outstanding Series A-1 Notes and interest due through February 14, 2005.

On February 1, 2005, STT elected to convert its Series A-1 Preferred Stock into 4,144,216 shares of Equinix Common Stock. The Series A-1 Preferred Stock converted into Common Stock on a 1 to 1 basis.

After the conversion, which is effective February 2, 2005, the pro forma capitalization of Equinix as of September 30, 2004 is as follows:

	As of September 30, 2004
	Actual	Pro Forma^
	(in millions)
Common stock	18.5	22.6
Preferred stock	1.9	1.9
Preferred stock warrant	1.0	1.0
Shares reserved for conversion of outstanding convertible secured notes	3.9	0.2

^	Reflects conversion of 95% of convertible secured notes plus accrued interest through February 14, 2005 into common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: February 2, 2005	By:	/s/ RENEE F. LANAM
Renee F. Lanam Chief Financial Officer